SunAmerica Asset Management Corp.

The SunAmerica Center
733 Third Avenue
New York, NY 10017
212.551.5969
800.858.8850

                                                                          [Logo]

October 4, 2002


Dear Shareholders:

      The enclosed information statement is being provided to shareholders of the Focused Multi-Cap Value and Focused 2000 Value Portfolios (the "Portfolios") of SunAmerica Style Select Series, Inc., as a result of a change in control of EQSF Advisers, Inc. ("EQSF"), the indirect parent company of Third Avenue Management LLC ("Third Avenue"). Recently, Affiliated Managers Group, Inc. ("AMG") acquired a majority interest in Third Avenue Holdings Delaware LLC ("Holdings"), the parent company of EQSF. The transaction has not had and is not expected to have any immediate impact on Third Avenue's management, which is expected to continue to conduct day-to-day business activities, including Portfolio management. Third Avenue believes that the transaction offers the potential to enhance its future ability to deliver quality investment advisory services.

      As a matter of regulatory compliance, we are sending you this information statement, which describes the management structure of the Portfolios, the ownership of Third Avenue and the terms of the subadvisory agreement with Third Avenue, which the Directors, including the Independent Directors, have approved.

      THIS DOCUMENT IS FOR YOUR INFORMATION ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION. Should you have any questions, please feel free to call us at
(800) 858-8850, extension 5125. We thank you for your continued interest in SunAmerica Mutual Funds.


                                              Sincerely,


                                              /s/ Peter A. Harbeck
                                              Peter A. Harbeck
                                              President and CEO

                      SUNAMERICA STYLE SELECT SERIES, INC.
                        Focused Multi-Cap Value Portfolio
                          Focused 2000 Value Portfolio
                              The SunAmerica Center
                                733 Third Avenue
                            New York, New York 10017

                        --------------------------------

                              INFORMATION STATEMENT

                        --------------------------------

      This information statement is being provided to the shareholders of the Focused Multi-Cap Value and Focused 2000 Value Portfolios (the "Portfolios") of SunAmerica Style Select Series, Inc. ("Style Select") in lieu of a proxy statement, pursuant to the terms of an exemptive order Style Select has received from the Securities and Exchange Commission which permits SunAmerica Asset Management Corp. ("SunAmerica") to hire new subadvisers and to make changes to existing subadvisory contracts with the approval of the Board of Directors (the "Directors"), but without obtaining shareholder approval. This information statement is being furnished on behalf of the Directors of the Corporation.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

      This information statement will be mailed on or about October 4, 2002. Copies of the most recent annual and semi-annual reports are available without charge. Copies of such reports of Style Select may be obtained by writing to SunAmerica Fund Services c/o NFDS, P.O. Box 219186, Kansas City, MO 64121-9186, or by calling (800) 858-8850, extension 5125.

Purpose of the Information Statement

      A portion of the Portfolios are presently managed by Third Avenue Management LLC ("Third Avenue"). Third Avenue's indirect parent company, Third Avenue Holdings Delaware LLC ("Holdings"), entered into agreements with Affiliated Managers Group, Inc. ("AMG") pursuant to which AMG purchased a majority interest in Holdings (the "AMG transaction"). Upon completion of the AMG transaction, senior members of EQSF's management owned a substantial interest in Holdings and entered into long-term employment agreements to ensure that current management remained intact. Currently, AMG owns 60% of the interest in Holdings, and senior management, certain key employees and the children of Martin J. Whitman own 40% of the interest in Holdings. The AMG transaction has not had and is not expected to have any immediate impact on Third Avenue's management, which is expected to continue to conduct day-to-day business activities, including Portfolio management. Nevertheless, this transaction constituted a change in control of Third Avenue, which resulted in an assignment, as defined in Section 2(a)(4) of the Investment Company Act of 1940, as amended (the "1940 Act"), of the Subadvisory Agreement between SunAmerica and Third Avenue which was in effect at that time. The Subadvisory Agreement, by its terms and consistent with Section 15(a) of the 1940

Act, provided for its automatic termination upon assignment. On July 16,2002, the Directors of Style Select approved a new Subadvisory Agreement between SunAmerica and Third Avenue with respect to the Focused Multi-Cap Value and Focused 2000 Value Portfolios.

SunAmerica Style Select Series, Inc.

      The Portfolios are investment series of Style Select, a Maryland Corporation. Style Select initially entered into an Investment Advisory Agreement (the "Advisory Agreement") with SunAmerica on September 17, 1996 and entered into a new Advisory Agreement with SunAmerica on January 1, 1999. SunAmerica selects the subadvisers for the Portfolios of Style Select, may manage certain portions of the Portfolios, provides various administrative services and supervises the Portfolios' daily business affairs, subject to general review by the Directors. The Advisory Agreement authorizes SunAmerica to retain the subadvisers for the Portfolios or portions thereof for which it does not manage the assets. SunAmerica selects the subadvisers it believes will provide the Portfolios with the highest quality investment services, while obtaining, within the Portfolios' investment objective, a distinct investment style. SunAmerica monitors the activities of the subadvisers and, from time to time, will recommend the replacement of a subadviser on the basis of investment performance, style drift or other consideration.

      The subadvisers to Style Select act pursuant to agreements with SunAmerica. Their duties include furnishing continuing advice and recommendations to the relevant portions of their respective Portfolios regarding securities to be purchased and sold. The subadvisers are independent of SunAmerica and discharge their responsibilities subject to the policies of the Directors and the oversight and supervision of SunAmerica, which pays the subadvisers' fees. The Portfolios do not pay fees directly to the subadviser. However, in accordance with procedures adopted by the Directors, a subadviser may effect portfolio transactions through an affiliated broker-dealer, acting as an agent not as principal, and the affiliated broker-dealer may receive brokerage commissions in connection therewith as permitted by Section 17(e) of the 1940 Act, as amended, the rules and interpretations thereunder and other applicable securities laws.

The Subadvisory Agreement

      Pursuant to the Subadvisory Agreement with SunAmerica dated August 1, 1999, as amended November 1, 1999 (the "Previous Agreement"), Third Avenue has been serving as subadviser to the Focused Multi-Cap Value and Focused 2000 Value Portfolios. The Previous Agreement terminated upon acquisition of a majority interest in Holdings by AMG. At the Board meeting held on July 16, 2002, the Directors approved a new Subadvisory Agreement (the "New Agreement") with Third Avenue, identical in all material respects to the Previous Agreement.

      Under the Advisory Agreement, the annual rates of the investment advisory fee payable to SunAmerica for each of the relevant Portfolios are as follows:
1.00% of Assets for Focused Multi-Cap Value, or $3,658,600, and 1.00% of Assets for Focused 2000 Value, or $789,310, for the fiscal year ended October 31, 2001. The term "Assets" means the average daily net assets of the representative portfolio. This fee is accrued daily and paid monthly, and may be higher than those charged to other mutual funds. For the fiscal year ended October 31, 2001, SunAmerica paid fees to the Subadvisers, equal to the aggregate annual rates, as follows: 0.50% of Assets for Focused Multi-Cap Value, or $1,800,688, and 0.55% of the Assets for Focused 2000 Value, or $424,259. The fees retained by SunAmerica for the period were 0.50%, or $1,857,912 for Focused Multi-Cap Value, and 0.45%, or $365,051 for Focused 2000 Value.

      The New Agreement between Third Avenue and SunAmerica, on behalf of the Portfolios, is substantially similar in form and in substance to the Previous Agreement, in that it (i) provides for Third Avenue to manage the portion of the relevant portfolios allocated to it on a discretionary basis, (ii) provides for SunAmerica to compensate the Subadviser for its services, (iii) authorizes the Subadviser to select the brokers or dealers to effect portfolio transactions for the Portfolios, and (iv) requires the Subadviser to comply with the Portfolios' investment policies and restrictions and with applicable law. The New Agreement will not result in an increase in fees to shareholders. A form of the Subadvisory Agreement is attached to this information statement as Exhibit A.

Information About AMG and Third Avenue

      AMG, a Delaware corporation with a principal place of business at 600 Hale Street, Prides Crossing, Massachusetts 01965, is an asset management holding company which holds equity interests in investment management firms (its "Affiliates"). In connection with the equity investments AMG has made in its Affiliates, the members of the management team of each Affiliate customarily retain or receive significant ownership in their firm. The management teams of AMG's Affiliates generally maintain the autonomy over the day-to-day operations and independently manage such operations, and AMG does not participate in the day-to-day management or the investment process except in certain limited circumstances. AMG's affiliated investment management firms managed approximately $81 billion in assets as of March 31, 2002. AMG is a public corporation and not controlled by any person.

      Third Avenue is located at 767 Third Avenue, New York, New York 10017. Third Avenue has been an investment adviser and manager for mutual funds since its organization in 1986. As of August 31, 2002, Third Avenue had approximately 5 billion in assets under management.

      Third Avenue pursues long-term capital appreciation by adhering to a disciplined bottom-up, value approach. Third Avenue's value approach to investing is best defined as buying what is safe and cheap, with a primary emphasis on safe. With respect to equities, an issuer must have an exceptionally strong financial position, as measured by an absence of liabilities and ownership of high quality assets, to be considered safe. Moreover, the company must be reasonably well managed and engage in a business which Third Avenue understands. Third Avenue deems bonds as safe to invest in only if they are protected by strong covenants, so that in the event of a money default, the fund has a reasonably good prospect of recovering at least its cost. Third Avenue strives to pay no more than 50% of what it believes a common stock would be worth were the company to become a takeover candidate or a private business. Bonds must have a yield to maturity of at least 500 basis points more than performing credits of comparable quality in order to be considered cheap.

      Third Avenue's value approach to investing is based on stringent "bottom-up" analysis. Third Avenue seeks to limit investment risk by learning as much as it can about a company and its securities before it invests. As long-term buy and hold investors, Third Avenue's analytical approach concentrates on understanding the business of an individual issuer and all but ignores stock market trends and predictions. The buy and hold approach ensures very low turnover. This helps to minimize the tax liability due to realized capital gains.

      The names, business addresses and positions of the executive officers of Third Avenue are set forth below:

--------------------------------------------------------------------------------
           Name                      Address                   Position
           ----                      -------                   --------
--------------------------------------------------------------------------------
Martin J. Whitman           767 Third Avenue           CEO
                            New York, NY 10017
--------------------------------------------------------------------------------
David M. Barse              767 Third Avenue           President and COO
                            New York, NY 10017
--------------------------------------------------------------------------------
Michael T. Carney           767 Third Avenue           Treasurer and CFO
                            New York, NY 10017
--------------------------------------------------------------------------------
W. James Hall               767 Third Avenue           General Counsel and
                            New York, NY 10017         Secretary
--------------------------------------------------------------------------------
Richard V. Barry            767 Third Avenue           Co-Controller
                            New York, NY 10017
--------------------------------------------------------------------------------
Julie A. Smith              767 Third Avenue           Co-Controller
                            New York, NY 10017
--------------------------------------------------------------------------------

Board of Directors' Consideration

      In approving the New Agreement described hereto, the Directors, at an in-person meeting held on July 16, 2002, considered certain factors, including
(i) the nature and quality of the services rendered by Third Avenue, including the credentials and investment experience of its officers and employees; (ii) Third Avenue's investment approach and management style, which is expected to complement the other investment managers of the Portfolios; (iii) the structure of Third Avenue and their ability to provide services, based on both financial condition and expertise; (iv) comparisons of Third Avenue's subadvisory fees with those of other advisers; and (v) indirect costs and benefits of providing such subadvisory services. In making their determination, the Directors stressed the importance of Third Avenue's expectation that the management and key personnel involved with the Portfolios would not be affected following the AMG transaction. The Board considered that the AMG transaction is not expected to result in any changes in the portfolio management and investment operations of Third Avenue. The Directors determined that the subadvisory fees were reasonable, fair and in the best interests of its shareholders.

Additional Information

      SunAmerica Capital Services, Inc. (the "Distributor") serves as distributor of the shares of each Portfolio of Style Select. Both SunAmerica and the Distributor are located at The SunAmerica Center, 733 Third Avenue, New York, New York 10017.

      Style Select is not required to hold annual meetings of the shareholders and, therefore, it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be considered for inclusion in the proxy statement for the next meeting of shareholders must be submitted at a reasonable time before the proxy statement is mailed. Whether a proposal submitted would be included in the proxy statement will be determined in accordance with applicable state and federal law.

                                                By Order of the Directors,


                                                /s/ Robert M. Zakem
                                                Robert M. Zakem
                                                Secretary

Dated: October 4, 2002